UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida de la Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01 Other Events.

In connection with the 2021 Annual Meeting of Stockholders of PharmaCyte Biotech, Inc. (“PharmaCyte”), beginning on or about May 5, 2021, a Notice Regarding Availability of Proxy Materials (“Notice”) was mailed to all stockholders of record as of April 19, 2021. The Annual Meeting of Stockholders will be held virtually at https://www.virtualshareholdermeeting.com/PMCB2021 on Wednesday, June 16, 2021 at 11:00 a.m., Pacific Daylight Time, to consider and vote on the following matters:

1.	To elect seven directors as nominated by the Board of Directors of PharmaCyte (“Board”), each to serve a one-year term;

2.	To approve a Certificate of Amendment to PharmaCyte’s Articles of Incorporation to increase the number of our authorized shares of common stock;

3.	To approve PharmaCyte’s 2021 Equity Incentive Plan; and

4.	To ratify PharmaCyte’s appointment of Armanino LLP as PharmaCyte’s independent registered public accounting firm for the fiscal year ending April 30, 2022.

All stockholders will have the ability to access the proxy materials and our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, as amended, on a website referred to in the Notice or to request to receive a printed set of the proxy materials and the Annual Report. The Notice of Annual Meeting and Proxy Statement is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice of Annual Meeting of Stockholders and Proxy Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2021	PHARMACYTE BIOTECH, INC.

	By:	/s/ Kenneth L. Waggoner
Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

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